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                                                                   EXHIBIT 10.6


                       AUTO & EQUIPMENT LEASING BY FLEX, INC.

                       7229 SOUTH 85TH EAST AVENUE, SUITE 100

                               TULSA, OKLAHOMA 74133


                                  EQUIPMENT LEASE


     AUTO EQUIPMENT LEASING BY FLEX, INC. (hereinafter called "Lessor") for valuable consideration, the receipt of which is hereby acknowledged, hereby leases to HEARTSOFT SOFTWARE, INC. AND BENJAMIN SHELL, 3101 N. HEMLOCK CIRCLE, BROKEN ARROW, OK, (hereinafter called "Lessee"), the following described property, in Schedule "A", attached hereto and made part of this agreement (hereinafter called the "Equipment"), upon the following terms and conditions:

     1. Lessee agrees that the equipment shall be delivered to Lessee and shall remain there, and not be removed by Lessee at any time during the term of this lease without the prior written consent of Lessor.

     2. The title to the aforesaid described property in Schedule "A" shall remain in the Lessor, the Lessee having only the right to possession and the use thereof during the term of this lease except as otherwise provided herein:

     3. The lease of said property shall be for a term of 36 months on the following basis:

             The sum of $4,575.00 shall be paid upon execution of this lease, as payment of the first month installment. On the 12th day of March , 1998, and on the 12th day of each and every month during the term of this lease, the sum of $4,575.00 shall be paid. Should Lessee make all the said monthly payments as required on or before the due date, with no default, then at the expiration of said term, the Lessee shall have the option to purchase the equipment for $500.00 by notifying the Lessor of the same, not less than thirty
             (30) days prior to the expiration of the term of this lease.

     4. Lessee promises and agrees to pay all specified lease installments in advance on the date designated for the payment herein without demand. Said lease installments shall be payable at the office of Lessor, or to such other person and/or place as Lessor may from time to time designate in writing.

     5.   EARLY TERMINATION AND DEFAULT.

          (a) Provided the lease is not in default, and has been in effect a minimum of six months, the lease may be terminated prior to its scheduled termination by giving a 15-day written notice and purchases the equipment at the purchase option. Price set forth above under the term described below.

          (b) The remaining amount owed is calculated by adding any past due monthly payments and past due interest owed; any official fees and taxes imposed in connection with

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lease termination and fixed monthly lease charges for the remaining schedule lease term, discounted to rebate any unearned lease charges based on actuarial method which will be figured taking into consideration depreciation charges and total lease charges.

     6. Lessor may inspect the equipment at any time; and Lessee agrees to keep it is first class condition and repair at Lessee's expense and house the same in suitable shelter; and not to sell or otherwise dispose of his interest therein or in any equipment or accessories attached thereto.

     7. Lessee assumes the entire risk of loss or damages to the equipment, whether or not covered by insurance, and no such loss shall relieve the Lessee of its obligations hereunder. Lessee agrees to keep the equipment insured to protect all interests of Lessor, at Lessee's expense against all risks of loss or damage from any cause whatsoever for not less than the unpaid balance of the lease payments due hereunder or the then current value of said equipment, whichever is higher, and in addition shall purchase insurance in an amount reasonable under the circumstances to cover the liability of Lessor for public liability and property damage. Said insurance policies and the proceeds therefrom shall be the sole property of Lessor and Lessor shall be named as an insured in all said policies and as sole loss payee in the policies insuring the equipment. The proceeds of such insurance, whether resulting from loss or damage or return premium or otherwise, shall be hereunder at the option of Lessor.

     8. No title or right in said equipment shall pass to Lessee except the rights herein expressly granted. Plates or other markings will be affixed to or placed on said equipment by Lessor or at Lessor's request, by Lessee at Lessee's expense indicating that Lessor is the owner thereof and Lessee will not remove the same. Said equipment shall always remain and be deemed personal property even though attached to realty. All replacements, accessories or capital improvements ________ placed in or upon said equipment shall become a component part thereof and title thereto shall be immediately vested in Lessor and shall be included under the terms hereof. The Lessee agrees that the Lessor is authorized, at its option, to file financing statement(s) or amendments thereto without the signature of the Lessee with respect to any or all of the leased property, or if a signature is required by law, then the Lessee appoints Lessor as Lessee's attorney-in-fact to execute any such financing statement(s) and further agrees to reimburse the Lessor for the expense of any such filing(s).

     9. LESSOR HAS NOT AND WILL NOT MAKE ANY REPRESENTATION, WARRANTY OR COVENANT, EXPRESS OR IMPLIED ON WHICH LESSEE MAY RELY, WITH RESPECT TO THE MERCHANTABILITY, FITNESS, CONDITION, DURABILITY OR SUITABILITY FOR LESSEE'S PURPOSE OF THE EQUIPMENT IN ANY RESPECT, OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT, EXPRESS OR IMPLIED, ALL OF WHICH ARE HEREBY EXPRESSLY DISCLAIMED BY LESSOR. ALL EQUIPMENT SHALL BE ACCEPTED AND LEASED BY LESSEE "WHERE IS, AS IS AND WITH ALL FAULTS" AND LESSOR SHALL NOT BE RESPONSIBLE FOR ANY PATENT OR PATENT DEFECTS THEREIN OR ANY DAMAGES RESULTING THEREFROM. LESSOR WILL, HOWEVER, TAKE ANY STEPS REASONABLY WITHIN ITS POWER TO MAKE AVAILABLE TO LESSEE ANY MANUFACTURER'S OR SIMILR WARRANTY APPLICABLE TO THE EQUIPMENT. IN ANY EVENT, LESSOR SHAL NOT BE LIABLE TO LESSEE FOR ANY LIABILITY, LOSS OR DAMAGE, INCLUDING CONSEQUENTIAL OR INCIDENTAL DAMAGES, CAUSED OR ALLEGED TO BE CAUSED, DIRECTLY OR INDIRECTLY, BY THE EQUIPMENT, OR ANY INADEQUACY THEREOF, OR

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DEFICIENCY OR DEFECT THEREIN, OR BY ANY INCIDENT WHATSOEVER IN CONNECTION
THEREWITH.

     10. Lessee shall not assign, mortgage or hypothecate this lease or any interest herein or sublet said equipment without the prior written consent of the Lessor. Any assignment, mortgage, hypothecation or sublease by Lessee without such consent shall be void.

     11. Lessee agrees to us, operate and maintain said equipment in accordance with all laws; to pay all licensing or operating fees for said equipment; to keep the same free of levies, liens and encumbrances; to show the equipment as "leased equipment" on Lessee's personal property tax returns; to pay Lessor a sum equal to all personal property taxes assessed against the equipment, which sum Lessor shall remit to the taxing authority, to pay all other taxes, assessments, fees and penalties, which may be levied or assessed on or in respect to said equipment or its use or any interest therein, or lease payments thereon, including but not limited to all federal, state and local taxes, however, designated, levied or assessed upon the Lessee and Lessor or either of them or said equipment, or upon the sale, ownership, use or operation thereof. Lessor may pay such taxes and other amounts and may file such returns on behalf of Lessee if Lessee fails to do so as herein provided. On written request from Lessor, Lessee agrees to reimburse Lessor for reasonable costs incurred in collecting any taxes, assessments or fees for which Lessee is liable hereunder and remitting the same to the appropriate authorities.

     12. In the event the Lessee shall default in the payment of any lease payments, additional lease payments, or any other sums due hereunder for a period of ten 910) days, or in the event of any default of breach of terms and conditions of this lease, or any other lease between the parties hereto, or if any execution or process shall be issued in any action or proceeding against the Lessee, whereby the said equipment may be taken or distrained, or if a proceeding in bankruptcy, receivership or insolvency shall be instituted by or against the Lessee or its property, or if the Lessee shall enter into any agreement or composition with its creditors, breach any of the terms of any loan or credit agreement, or default thereunder or if the condition of the Lessee's affairs shall so change as to, in the Lessor's opinion, impair the Lessor's security or increase the credit risk involved, then and in that event the Lessor shall have the right to (1) retake immediate possession of its equipment without any Court Order or other process of law and for such purpose the Lessor may enter the same therefrom with or without notice of its intention to do same, without being liable to any suit or action or other proceedings by the Lessee. Lessor may, at its option, sell the equipment at public or private sale for cash or on credit and may become the purchaser at such sale. The Lessee shall be liable for arrears or lease payments hereunder and under any other lease between the parties, if any; for any other charges due from Lessee hereunder and under any other lease between the parties, for expense of retaking possession, and the removal of the equipment, and court costs, in addition to the balance of the lease payments provided for herein, or in any lease payment hereof, as well as for the balance of lease payments due and to become due under any other lease between the parties, less the net proceeds of the sale of said equipment, after deducting all costs of taking, storage, repair and sale; and/or (2) accelerate the balance of lease pyments payable hereunder and under any other lease between the parties, thereby requiring prepayment of this lease and any other lease between the parties with all such lease payments and charges due and payable forthwith upon such notice of acceleration and demand for payment, the Lessee nevertheless remaining and being liable for the return of the equipment and any loss or destruction of, or injury to, the equipment in the same manner as herein provided. The foregoing rights shall be in addition to and in limitation of the

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rights of a Secured Party, as set forth in the Uniform Commercial Code of the applicable jurisdiction. Should Lessee fail to make such payment after this notice and demand, Lessor shall be entitled to institute appropriate legal proceedings against Lessee with the Lessee being responsible for said lease payments, charges, expenses and attorney fees, if allowed by law. In the event the Lessor shall exercise any of its rights as above set forth, Lessee shall be obligated to pay, as interest, a sum equal to
[THERE MAY BE A PAGE MISSING]        under any other lease in default by
reason hereof or otherwise, or until all arrears of lease payments are satisfied, provided said interest payments are allowed by law, and if not allowed by law, the maximum rate of interest permissible in the applicable jurisdiction. The rights granted the Lessor herein shall be cumulative and an action upon one shall not be deemed to constitute an election or waiver of the other right of action to which Lessor may be entitled. All sums as hereinabove stated shall become immediately due and payable to be construed as liquidated damages rather than a penalty provision. Lessee hereby waivers trial by jury.

     14. The omission by the Lessor at any time to enforce any default or right reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the Lessee at any time designated, shall not be a waiver of any such default or right to which the Lessee is entitled, nor shall it in any way affect the right of the Lessor to enforce such provisions thereafter. The Lessor may exercise all remedies simultaneously, pursuant to the terms hereof, and any such action shall not operate to release the Lessee until the full amount of the lease payments due and to become due and all other sums to be paid hereunder have been paid.

     15. If the Lessee does not exercise its option to purchase the equipment as provided in number three above, the Lessee shall return the equipment, freight prepaid to Lessor, at the end of the term hereof, at the place from which the equipment was shipped, in as good condition as exists at the commencement of the term, reasonable wear and tear in respect thereto accepted.

     WITNESS our hands and seals this 12th day of February, 1998.


AUTO & EQUIPMENT LEASING BY FLEX, INC.  BY:  /s/ authorized representative
--------------------------------------           -------------------------
     LESSOR


HEARTSOFT SOFTWARE, INC.                BY:  /s/ Benjamin Shell
------------------------                     -----------------------------


BENJAMIN SHELL                          BY:  /s/ Benjamin Shell
--------------                               -----------------------------

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EQUIPMENT                                                       Date: 2/12/98
SCHEDULE "A"

The Equipment Schedule "A" is to be attached to and become part of that Equipment Lease by and between the undersigned lessee and Auto & Equipment Leasing by Flex, Inc., Tulsa, OK dated:


 QUANTITY    MODEL NUMBER        EQUIPMENT DESCRIPTION
    1                     486 SX66Mhz PC w/240 MB Hard Drive, 8MB RAM,
                          15" SVGA Monitor, 2 Multiplexer Cards, 2 SVGA
                          Graphics Cards, Controller Card, CD
    1                     486 DX 120Mhz w/1.3G Hard Drive, 32 MB RAM, Triple
                          CD Changer, 17" Color Monitor
    1                     Hewlett Packard 4L Laser Printer
    5                     Discourse Technologies Studycom Concentrator
   20                     Discourse Technologies Studycom Student
                          Workstations
    1                     Magnavox 2 Head VCR
    3                     AT&T 3-Line Phones
    1                     Norstar Meridan 616 KSU w/4 Norstar M7208 Phones
    1                     Apple Macintosh Performa 630CD Computer
    1                     Apple Macintosh Performa 630CD Computer
    1                     Apple Laserwriter Select 360 Laser Printer
    1                     Apple Computer Speakers
    3                     Global Village 28.8 v.34 Data/Fax Modem
    4                     Oak Bookcases
    2                     Oak Desks
    1                     Oak 2 Drawer File Cabinet
    1                     Oak Printer Stand
    1                     Oak Conference Table
    4                     Oak Chairs
    1                     Oak Side Table
   20                     Black Stack Chairs
    6                     6' Folding Tables
    2                     Chair Mats
    1                     Executive Chair
    1                     Oak Executive Desk
   10                     8' Tables

This Equipment Schedule "A" is hereby verified as correct by the undersigned Lessee, who acknowledges receipt of a copy.

Lessor:                                      Lessee:

Auto & Equipment Leasing by Flex, Inc.       Heartsoft Software, inc.


--------------------------------------       -----------------------------------
Signature                                    Signature:  Benjamin Shell, CEO